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                                                                    Exhibit 99.2

                            PHARMACIA & UPJOHN, INC.

                         SPECIAL MEETING, MARCH 23,2000                    PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints S. Gyll and F. Hassan, and each of them, as proxies with power of substitution, to vote all the stock of PHARMACIA &
UPJOHN, INC. which the undersigned has the power to vote at the Company's Special meeting or at any adjournment thereof, as specified on the reverse side. If applicable, this proxy shall also govern the voting of stock held for the account of the undersigned in the Company's Employee Savings Plan.

     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BELOW. IF YOU SIGN THIS PROXY WITHOUT MARKING ANY OVALS, THIS PROXY SHALL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT, AS AMENDED, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

                              [ ] Check here for address change.

                              New Address:
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Dear Shareholder:

     On the reverse side of this card are instructions on how to vote for the proposal by telephone or the Internet. Please consider voting by telephone or the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting either of these ways is convenient for our shareholders and it also saves the Company money.


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                            PARMACIA & UPJOHN, INC.
                 PLEASE MARK VOTE IN OVAL USING DARK INK ONLY.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Adoption of the Agreement and Plan of Merger, dated as of December 19, 1999, as amended as of February 18, 2000, among Pharmacia & Upjohn, Inc., Monsanto Company and MP Sub, Incorporated.

     FOR         AGAINST        ABSTAIN
     / /           / /            / /

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings thereof. However, no proxy that is voted against Proposal 1 will be voted in favor of adjournment, postponement, continuation or rescheduling of the meeting for the purpose of allowing additional time to solicit additional votes or proxies in favor of adoption of the Merger Agreement.

     Check here if you plan to attend the meeting. / /


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS, IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND INDICATE TITLE.


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                             Signature                          Date


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                             Signature                          Date


PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY TO HARRIS TRUST AND SAVINGS BANK USING THE ENCLOSED ENVELOPE UNLESS YOU VOTE BY TELEPHONE
OR INTERNET.

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                              FOLD AND DETACH HERE

CONTROL NUMBER
                     YOU CAN VOTE BY TELEPHONE OR INTERNET!
                    AVAILABLE 24 HOURS A DAY - 7 DAYS A WEEK

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you vote.

                                TO VOTE BY PHONE
                                ----------------
                       (WITHIN THE U.S. AND CANADA ONLY)

- Call toll free 1-888-221-0693 from a touch-tone telephone. There is NO CHARGE for this call.

-    Enter the six-digit Control Number located above.

- To vote as the Board of Directors recommends on proposal 1, press 1. When asked, please confirm your vote by pressing 1 again. If you do not plan on voting as the Board recommends, please press 0 and follow the recorded instructions.

                            TO VOTE ON THE INTERNET
                            -----------------------

-    Go to the following website: WWW.HARRISBANK.COM/WPROXY

- Enter the information requested on your computer screen, including your six-digit Control Number located above, then follow the voting instructions on the screen.

   IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL BACK THIS PROXY CARD UNLESS YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE CHECK THE APPROPRIATE
BOX ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN THIS PROXY CARD TO HARRIS
 TRUST AND SAVINGS BANK USING THE ENCLOSED ENVELOPE TO RSVP YOUR ATTENDANCE AT THE SPECIAL MEETING ON THURSDAY, MARCH 23, 2000 AT 10:00 A.M. PROXIES SUBMITTED
    BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 12:00 MIDNIGHT, CENTRAL
                       DAYLIGHT TIME, ON MARCH 22, 2000.
                             THANK YOU FOR VOTING!

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    ADMITTANCE CARD TO PHARMACIA & UPJOHN'S SPECIAL MEETING OF SHAREHOLDERS

This is your Admittance card to gain access to Pharmacia & Upjohn's Special Meeting of Shareholders to be held at The Playhouse Theatre, DuPont Building, 10th and Market Streets, Wilmington, Delaware on Thursday, March 23, 2000 at 10:00 a.m. Please sign your name and present this card at one of the registration stations. Please note that a large number of shareholders may attend the meeting, and seating is on a first come, first serve basis.


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                                                    Signature

                         THIS CARD IS NOT TRANSFERABLE